SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) July 21, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 7 – Financial Statements and Exhibits

Attached is a press release dated July 21, 2004 being furnished as part of this report.

Item 12 – Results of Operations and Financial Condition

On July 21, 2004, the registrant announced its second-quarter 2004 net earnings of $106 million, or $1.53 per diluted share, compared to $94 million, or $1.35 per diluted share, in the same period last year. The registrant continues to anticipate full-year earnings for 2004 in the range of $6.20 to $6.35 per share.

Exhibit Index

Exhibit No.	Description
99	Press Release dated July 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: July 21, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary